Filed Pursuant to Rule 424(b)(3) and Rule 424(b)(8)
Registration Statement No.      333-280489

Prospectus Supplement No. 7

(To prospectus dated July 8, 2024)

AB INTERNATIONAL GROUP CORP.

Up to 4,500,000,000 Shares of Common Stock

This Prospectus Supplement No. 7 supplements the prospectus dated July 8, 2024, relating to the resale by the Selling Stockholder of up to 4,500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock), of AB International Group Corp. (“AB International,” “we,” “us”, “our” or the “Company”), a Nevada corporation. Shares amounting to 3,000,000,000 shares of Common Stock are purchasable by Alumni Capital pursuant to the terms and conditions of the Purchase Agreement that we entered into with Alumni Capital on June 13, 2024 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we have the right to “put”,” or sell, at our discretion, up to $5,000,000 worth of shares of Common Stock to Alumni Capital. This arrangement is also sometimes referred to herein as the “Equity Line” and the $5,000,000 amount is sometimes referred to herein as the “Commitment Amount.” The 3,000,000,000 shares of Common Stock to be issued in connection with the Purchase Agreement would only represent approximately $420,000 using 70% of the lowest daily VWAP for the five days ending on July 3, 2024, which is far below $5,000,000 (the full amount of the Purchase Agreement). As a result, given our stock price, we may only be able to raise a small portion of the entire commitment amount under the Purchase Agreement.

Shares amounting to 1,500,000,000 are purchasable upon exercise at $0.00128 per share by Alumni Capital pursuant to the terms and conditions of a Common Stock Purchase Warrant. The number of shares under the Common Stock Purchase Warrant is subject to change based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Common Stock by Alumni Capital (referred to herein as the “Selling Stockholder”). However, we may receive up to an aggregate of $5 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $2.5 million in proceeds if Alumni Capital exercises the Common Stock Purchase Warrant.

This Prospectus Supplement No. 7 incorporates into our prospectus the information contained in our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on March 20, 2025, Quarterly Report on Form 10-Q filed on April 14, 2025, Current Report on Form 8-K filed on May 9, 2025, Current Report on Form 8-K filed on May 15, 2025, Current Report on Form 8-K filed on May 27, 2025, and Current Report on Form 8-K filed on June 4, 2025.

You should read this Prospectus Supplement No. 7 in conjunction with the prospectus, including any supplements and amendments thereto.

This Prospectus Supplement No. 7 is qualified by reference to the prospectus except to the extent that the information in this Prospectus Supplement No. 7 supersedes the information contained in the prospectus. This Prospectus Supplement No. 7 is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our Common Stock is quoted on the OTCPink, under the symbol “ABQQ.” On February 27, 2024, the last reported sale price of the Common Stock on the OTCPink was $0.0003 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 4 of the prospectus for a discussion of information that should be carefully considered in connection with an investment in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 20, 2025

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, our sole director, Chiyuan Deng, approved his bonus compensation for serving as our Chief Executive Officer. We have agreed to bonus Mr. Deng with 2,000,000,000 shares of common stock.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended February 28, 2025
☐	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from __________ to__________
Commission File Number: 000-55979

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	37-1740351
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
144 Main Street, Mt. Kisco, NY 10549
(Address of principal executive offices)
(914) 202-3108
(Registrant’s telephone number)
_______________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

[X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such fi les). [X] Yes [ ] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated Filer	☒ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

[  ] Yes [X] No

State the number of shares outstanding for each of the issuer’s classes of common stock, as of the latest practicable date: 6,281,266,321common shares as of April 14, 2025.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our unaudited consolidated financial statements included in this Form 10-Q are as follows:

F-1	Consolidated Balance Sheets as of February 28, 2025 and August 31, 2024 (unaudited);
F-2	Consolidated Statements of Operations for the three and six months ended February 28, 2025 and 2024 (unaudited);
F-3	Consolidated Statements of Changes in Stockholders’ Equity for the three and six months ended February 28, 2025 and 2024 (unaudited);
F-4	Consolidated Statements of Cash Flows for the six months ended February 28, 2025 and 2024 (unaudited); and
F-5	Notes to Consolidated Financial Statements (unaudited)

3

AB INTERNATIONAL GROUP CORP.

Consolidated Balance Sheets

(Unaudited)

	February 28,	August 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$135,873	$64,430
Prepaid expenses	5,583	—
Accounts receivable	8,537	624,572
Total Current Assets	149,993	689,002

Property and equipment, net	3,423	4,375
Right of use operating lease assets, net	392,990	494,506
Intangible assets, net	976,231	370,924
Purchase deposits for intangible assets, non-current	1,350,644	745,123
Security deposit	45,240	45,240
TOTAL ASSETS	$2,918,521	$2,349,170

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$193,847	$30,945
Loan from related party	310,589	193,174
Current portion of obligations under operating leases	250,490	247,266
Deferred revenue	—	57,000
Total Current Liabilities	754,926	528,385

Obligations under operating leases, non-current	235,225	360,883
TOTAL LIABILITIES	990,151	889,268

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of February 28, 2025 and August 31, 2024, respectively	100	100
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 4,281,266,321 and 2,281,266,321 shares issued and outstanding, as of February 28, 2025 and August 31, 2024, respectively	4,281,266	2,281,266
Additional paid-in capital	9,327,776	11,024,203
Accumulated deficit	(11,680,772)	(11,845,667)
Total Stockholders’ Equity	1,928,370	1,459,902
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,918,521	$2,349,170

The accompanying notes are an integral part of these financial statements.

F-1

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three Months Ended
	February 28, February 29,		February 28, February 29,
	2025	2024	2025	2024

REVENUE
License – related party	$285,000	$228,000	$114,000	$171,001
Copyrights sales	709,028	657,289	559,828	—
Copyrights sales – related party	528,000	—	300,000	—
Theatre admissions and food and beverage sales	162,865	199,364	84,715	111,905
Consulting services	—	102,347	—	102,347
Total revenue	1,684,893	1,187,000	1,058,543	385,253

OPERATING COSTS AND EXPENSES
Amortization expenses	(254,766)	(1,072,483)	(100,044)	(560,674)
Cost of copyrights sold	(730,050)	—	(450,166)	—
Theatre operating costs	(92,603)	(104,081)	(47,643)	(62,726)
General and administrative expenses	(347,492)	(511,616)	(147,967)	(249,924)
Related party salary and wages	(99,000)	(15,049)	(99,000)	—
Total Operating Costs And Expenses	(1,523,911)	(1,703,229)	(844,820)	(873,324)

Income (Loss) From Operations	160,982	(516,229)	213,723	(488,071)

OTHER INCOME
Interest income	—	694	—	57
Interest expense – related party	(3,573)	(20,784)	(1,275)	(6,905)
Other income	7,486	85,000	2,483	—
Total Other Income	3,913	64,910	1,208	(6,848)

Income (Loss) Before Income Tax Benefit	164,895	(451,319)	214,931	(494,919)

Income tax provision	—	—	—	—
NET INCOME (LOSS)	$164,895	$(451,319)	$214,931	$(494,919)

NET INCOME (LOSS) PER SHARE: BASIC	$0.00	$(0.00)	$0.00	$(0.00)
NET INCOME (LOSS) PER SHARE: DILUTED	$0.00	$(0.00)	$0.00	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	2,369,664,111	2,245,380,603	2,459,044,099	2,502,404,882
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	2,369,764,111	2,245,380,603	2,459,144,099	2,502,404,882

The accompanying notes are an integral part of these financial statements.

F-2

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Changes in Stockholders' Equity

(Unaudited)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity

Balance – November 30, 2023	2,566,965,321	$2,566,965	120,000	$120	$10,770,780	$(12,344,398)	$993,467
Preferred shares series B cancellation	—	—	(20,000)	(20)	20	—	—
Common shares cancellation	(235,000,000)	(235,000)	—	—	235,000	—	—
Imputed Interest	—	—	—	—	6,904	—	6,904
Net loss	—	—	—	—	—	(494,919)	(494,919)
Balance – February 29, 2024	2,331,965,321	$2,331,965	100,000	$100	$11,012,704	$(12,839,317)	$505,452

Balance – August 31, 2023	1,285,283,385	$1,285,283	294,421	$295	$11,993,408	$(12,387,998)	$890,988
Issuance of restricted common shares to officer for service	225,000,000	225,000	—	—	(180,000)	—	45,000
Preferred shares series C converted into common shares	1,056,681,936	1,056,682	(174,421)	(175)	(1,056,507)	—	—
Preferred shares series B cancellation	—	—	(20,000)	(20)	20	—	—
Common shares cancellation	(235,000,000)	(235,000)	—	—	235,000	—	—
Imputed Interest	—	—	—	—	20,783	—	20,783
Net loss	—	—	—	—	—	(451,319)	(451,319)
Balance – February 29, 2024	2,331,965,321	$2,331,965	100,000	$100	$11,012,704	$(12,839,317)	$505,452

Balance – November 30, 2024	2,281,266,321	$2,281,266	100,000	$100	$11,026,501	$(11,895,703)	$1,412,164
Issuance of Common shares	2,000,000,000	2,000,000	—	—	(1,700,000)	—	300,000
Imputed Interest	—	—	—	—	1,275	—	1,275
Net income	—	—	—	—	—	214,931	214,931
Balance – February 28, 2025	4,281,266,321	$4,281,266	100,000	$100	$9,327,776	$(11,680,772)	$1,928,370

Balance – August 31, 2024	2,281,266,321	$2,281,266	100,000	$100	$11,024,203	$(11,845,667)	$1,459,902
Issuance of Common shares	2,000,000,000	2,000,000	—	—	(1,700,000)	—	300,000
Imputed Interest	—	—	—	—	3,573	—	3,573
Net income	—	—	—	—	—	164,895	164,895
Balance – February 28, 2025	4,281,266,321	$4,281,266	100,000	$100	$9,327,776	$(11,680,772)	1,928,370

The accompanying notes are an integral part of these financial statements.

F-3

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	February 28,	February 29,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$164,895	$(451,319)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of fixed asset	952	2,216
Amortization of intangible asset	254,766	1,072,482
Gain from sales of software in progress	—	(85,000)
Costs of copyrights sold	730,050	—
Imputed interest on officer loan	3,573	20,783
Non-cash lease expense	(20,918)	10,886
Changes in operating assets and liabilities:
Accounts receivable	616,035	—
Prepaid expenses	(5,583)	(30,000)
Rent security & electricity deposit	—	(766)
Purchase deposits paid	(1,755,094)	—
Purchase of movie and TV series broadcast right and copyright	(440,550)	(695,789)
Accounts payable and accrued liabilities	162,902	34,210
Deferred revenue	(57,000)	82,600
Net cash used in operating activities	(345,972)	(39,697)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (repayment to) related party loan	117,415	(43,734)
Proceeds from common stock issuances	300,000	—
Net cash-provided by (used in) financing activities	417,415	(43,734)

Net increase (decrease) in cash and cash equivalents	71,443	(83,431)
Cash and cash equivalents – beginning of period	64,430	117,096
Cash and cash equivalents – end of period	$135,873	$33,665

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Investing and Financing Activities:
Settlement of accrued CEO salaries with common stock	$—	$45,000
Net off purchase deposit with loan from related parties for sales of software	$—	$300,000
Transfer from purchase deposit to intangible assets	$1,149,573	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited)

NOTE 1 – BUSINESS AND BASIS OF PRESENTATION

Business

AB International Group Corp. (the “Company”) was incorporated under the laws of the State of Nevada on July 29, 2013. The Company is an Intellectual Property (IP) investment and licensing company. The Company, through its subsidiaries, is primarily engaged in the acquisition and distribution of movies, TV shows and music.

On January 27, 2025, the Company sold its proprietary broadcasting platform (ABQQ.tv). Subsequently, the Company entered into an arrangement with a third-party platform to broadcast its film and TV drama copyrights in March 2025. The Company continues to engage in the sale and purchase of film and drama copyrights as one of the revenue-generating activities.

Basis of presentation

The accompanying unaudited consolidated financial statements of AB International Group Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements have been omitted pursuant to such rules and regulations. The consolidated balance sheet as of August 31, 2024 derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by GAAP. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2024.

The unaudited consolidated financial statements as of and for the three and six months ended February 28, 2025 and February 29, 2024, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial condition, results of operations and cash flows. The results of operations for the three and six months ended February 28, 2025 and February 29, 2024 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly owned subsidiary App Board Limited and AB Cinemas NY, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable is presented at invoiced amount net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s payment history, its current credit-worthiness and current economic trends. Accounts are written off after efforts at collection prove unsuccessful. No allowance was recorded for the three and six months ended February 28, 2025 and February 29, 2024.

F-5

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Transactions

The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Gains and losses from translation of foreign currency into U.S. dollars are included in current results of operations.

Prepayments

Prepayments primarily consist of payments made to acquire the copyrights and distribution rights of movies and TV shows, etc. Prepayments are classified as either current or non-current based on the nature and the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Prepayments are written off against the allowances only after exhaustive collection efforts. No allowance was recorded for the three and six months ended February 28, 2025 and February 29, 2024.

Property and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvement is related to the enhancements paid by the Company to leased offices. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Estimated Useful Life
Furniture	7 years
Appliances	5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations in other income or expenses.

Intangible Assets

Intangible assets are recorded at the lower of cost or estimated fair value and amortized as follows:

•	Movie copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years
•	NFT MMM platform: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

Amortized costs of the intangible asset are recorded as amortization expenses in the consolidated statements of operations.

F-6

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease property under operating lease

The Company adopted ASU No. 2016-02—Leases (Topic 842) since June 1, 2019, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification. Adoption of the new standard resulted in the recording of additional lease assets and lease liabilities on the consolidated balance sheets. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Impairment losses are included in the general and administrative expense. There was no impairment loss during the three and six months ended February 28, 2025 and February 29, 2024.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from six sources: (1) selling copyrights of movies or TV shows; (2) licensing NFT MMM platform and providing technical service; (3) movie theater admissions and food and beverage sales; (4) embedded marketing service; (5) consulting services; (6) advertising services in movie theatre.

F-7

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue from selling copyrights of movies or TV shows:

The Company recognizes revenue when master copy of movie or TV show is delivered, the IP is authorized and transferred to customers. The Company’s contracts with customer are primarily on a fixed-price basis and do not contain cancelable and refund-type provisions.

Revenue from licensing NFT MMM platform:

The Company derives revenue from NFTMM platform license fees, which includes accessing the NFTMM platform and platform data on both app and website. The Company's contract has a two-year term, and is non-cancelable and non-refundable. In accordance with ASC 606, a 'right to access' license is recognized over the license period.

Revenue from movie theater admissions and food and beverage sales:

The Company recognizes admissions and food and beverage revenues based on a gross transaction price which are recorded at a point in time when a film is exhibited to a customer and when a customer takes possession of food and beverage offerings. The Company defers 100% of the revenue associated with the sales of gift cards and exchange tickets until such time as the items are redeemed or estimated income from non-redemption is recorded.

Revenue from embedded marketing service:

The Company derives revenue from providing the services of embedded marketing through adding advertisement into movies and TV series. The Company recognizes revenue when the advertisement is added to the movies and TV series.

Revenue from consulting services:

The Company derives revenue from providing consulting services in connection with the sales of the software-in-progress and the restructuring of a Company and bring it to IPO. The consulting service fees are recognized when the services are delivered.

Revenue from advertisement:

The Company derives revenue from playing the advertisements on the theater screen. The Company recognizes revenue when the advertisements are shown on the theater screen.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contract assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of February 28, 2025, the Company had no material accounts receivable, contract assets, contract liabilities, deferred contract costs or deferred revenue recorded on its consolidated balance sheets.

As of August 31, 2024, other than deferred revenue and accounts receivable, the Company had no material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheets.

F-8

 AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

The following table presents sales by revenue streams for the three and six months ended February 28, 2025 and February 29, 2024, respectively:

	Three months ended
	February 28, 2025	February 29, 2024
Copyrights sales	$575,000	$—
Embedded marketing service	284,828	—
Consulting services	—	102,347
NFT licenses	114,000	171,001
Theatre admissions	56,103	77,518
Food and beverage sales	22,703	34,387
Advertisement	5,909	—
Total revenue	$1,058,543	$385,253

	Six months ended
	February 28, 2025	February 29, 2024
Copyrights sales	$858,000	$531,800
Embedded marketing service	379,028	125,489
Consulting services	—	102,347
NFT licenses	285,000	228,000
Theatre admissions	105,604	135,342
Food and beverage sales	46,637	64,022
Advertisement	10,624	—
Total revenue	$1,684,893	$1,187,000

F-9

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value due to their short-term nature. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

No liabilities measured at fair value on a recurring basis as of February 28, 2025 and August 31, 2024.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of February 28, 2025, the total number of warrants outstanding was 1,993,304,434 (See Note 9). No warrants were included in the diluted earnings per share as they would be anti-dilutive. Preferred stocks were included in the diluted earnings per share as they would be dilutive.

F-10

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassification

Prior period amounts of revenue from copyrights and license have been separately presented in the consolidated statements of operations to conform to the current period presentation.

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2.

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. Deferred income taxes assets and liabilities are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for employee share-based awards. For employee share-based awards, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

F-11

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280)”, which improves the disclosures about a public entity’s reportable segments and address requests from investors for more detailed information about a reportable segment’s expenses. The amendments in this accounting standard update will become effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, and early adoption is permitted. The amendments should be applied to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption.

In December 2023, the FASB issued ASU No. 2023-09, “Improvements to Income Tax Disclosures” (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income tax paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will likely result in the required additional disclosures being included in the Company’s consolidated financial statements, once adopted.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and statements of cash flows.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of February 28, 2025, the Company had an accumulated deficit of approximately $11.7 million and a working capital deficit of approximately $0.6 million. For the six months ended February 28, 2025, the Company had negative cash flow of $345,972 from its operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain the continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide the additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected ticket sales from Mt. Kisco movie theatre, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provide the opportunity for the Company to continue as a going concern.

F-12

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of the leased office.

The depreciation expense was $952 and $2,216 for the six months ended February 28, 2025 and February 29, 2024, respectively.

As of February 28, 2025 and August 31, 2024, the balance of property and equipment was as follows:

	February 28, 2025	August 31, 2024
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(168,855)	(167,903)
Property and equipment, net	$3,423	$4,375

 NOTE 5 – INTANGIBLE ASSETS

As of February 28, 2025 and August 31, 2024, the balance of intangible assets was as follows:

	February 28, 2025	August 31, 2024
Movie copyrights - Love over the world	$853,333	$853,333
Sitcom copyrights - Chujian	640,000	640,000
Movie copyrights - A story as a picture	422,400	422,400
Movie copyrights - Our treasures	936,960	936,960
Movie broadcast right- On the way	256,000	256,000
Movie copyrights - Too simple	1,271,265	1,271,265
Movie copyrights - Confusion	1,024,000	1,024,000
Movie copyrights - Amazing Data	300,000	300,000
Movie copyrights - Nice to meet you	300,000	300,000
Movie copyrights – 6 movies	296,333	506,533
Movie broadcast rights – 59 movies	—	2,439,840
Movie copyrights – Amazing data 2	90,000	—
Movie copyrights – 3 movies	417,500	—
TV drama copyright – 20 episodes	295,000	295,000
TV drama copyright – 20 episodes	310,123	—
TV drama copyright – 10 episodes	120,000	—
NFT MMM platform	280,000	280,000
Total cost	7,812,914	9,525,331
Accumulated amortization	(6,836,683)	(9,154,407)
Intangible assets, net	$976,231	$370,924

F-13

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – INTANGIBLE ASSETS (continued)

The amortization expense for the three and six months ended February 28, 2025 was $100,044 and $254,766, respectively. The amortization expense for the three and six months ended February 29, 2024 was $560,674 and $1,072,482 respectively. Estimated future amortization expense is as follows:

Twelve months ending February 28,	Amortization expense
2025	$552,043
2026	424,188
Total	$976,231

On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow the access of NFT MMM platform and platform data on both app and website for one year starting from August 20, 2022 for a monthly license fee of $60,000. Subsequent to the license renewal on November 1, 2023, the Company would continue licensing the NFT MMM platform to the same third party from November 1, 2023 until October 31, 2025 for a monthly license fee of $57,000. The agreement was terminated on January 31, 2025. The Company remains the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM”, and the website: starestnet.io. For the six months ended February 28, 2025 and February 29, 2024, the Company recognized license revenue of $285,000 and $228,000 respectively (See Note 8).

On September 10, 2023, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights for 4 movies at a price of $104,714. These copyrights allow the Company to transfer these movies to other parties outside the mainland China. On November 27, 2023, the Company further acquired mainland China copyrights of these 4 movies from All In One Media Ltd. at price of $378,513.

On September 30, 2023, the Company entered into another agreement with All In One Media Ltd to acquire the copy rights and broadcast rights for 2 movies for a price of $212,562. These copyrights allow the Company to broadcast these movies globally.

 In November 2023, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China copyrights of 1 movie for a price of $180,000 and the offline broadcast rights of another movie for a price of $211,800. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On November 21, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell offline broadcast rights of 1 movie for a price of $140,000. The granted broadcast rights are globally exclusive, with the exception of Mainland China.

On June 5, 2024, the Company entered into an agreement with Stareastnet Portal Limited to acquire the copyright and broadcast right of 20-episode TV drama for a price of $310,123. The copyright allows the Company to broadcast globally with the exception of Mainland China.

On August 13, 2024, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights and broadcast rights of 2 movies for a price of $580,000. These copyrights allow the Company to broadcast these movies globally. On February 12, 2025, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China exclusive broadcast rights of one of the movies for $150,000 (See Note 8).

On September 30, 2024, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of 2 movies for $55,000. The granted offline broadcast rights are globally exclusive, with the exception of Mainland China.

On September 30, 2024, the Company entered into an agreement with All In One Media Ltd to acquire the copyrights and broadcast rights for 1 movie for a price of $360,000. These copyrights allow the Company to broadcast these movies globally. On October 21, 2024, the Company entered into an agreement with Anyone Pictures Limited to sell the broadcast rights of the movie for $228,000. The granted broadcast rights are Mainland China exclusive (See Note 8).

F-14

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – INTANGIBLE ASSETS (continued)

On October 18, 2024, the Company entered into an agreement with Stareastnet Portal Limited to acquire the copyright and broadcast right of 10-episode TV drama for a price of $120,000. The copyright allows the Company to broadcast globally with the exception of Mainland China. As of February 28, 2025, $100,000 of the purchase price had been settled.

On December 12, 2024, the Company entered into an agreement with All In One Media Ltd to acquire the copyright and broadcast rights for 1 movie for a price of $220,000. The granted online and offline broadcast rights are globally exclusive. As of February 28, 2025, $160,000 of the purchase price had been settled. On February 12, 2025, the Company entered into an agreement with Anyone Pictures Limited to sell the broadcast right for $40,000. The granted broadcast rights are Mainland China exclusive (See Note 8).

On January 27, 2025, the Company entered into an agreement with Capitalive Holdings Limited to sell the ABQQ.TV website and the copyrights of 59 movies for $275,000. The copyrights are globally exclusive, with the exception of Mainland China.

On February 12, 2025, the Company entered into an agreement with Anyone Pictures Limited to sell the broadcast rights of 2 movies for $110,000. The granted broadcast rights are Mainland China exclusive (See Note 8).

NOTE 6 – LEASES

In September 2023, the Company entered into a one month lease with a third party for an office space in Hong Kong, incurring a monthly rent of $766. The lease was ceased as of November 30, 2023.

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theatre consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first two years, and $20,648 for the third year including real estate related taxes and landlord’s insurance.

On January 31, 2024, the end of the first two years of rental period, the landlord agreed to continue to receive $14,366 from February 2024 to February 2025. The reduced rental payments are accounted for as a rent concession and recognized in general and administrative expenses.

Total lease expense for the six months ended February 28, 2025 and February 29, 2024 was $65,280 and $104,132, respectively. All leases are on a fixed payment basis. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following is a schedule of maturities of lease liabilities:

Twelve months ending February 28,
2026	$252,954
2027	236,006
Total future minimum lease payments	488,960
Less: imputed interest	(3,245)
Total	$485,715

F-15

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 – PURCHASE DEPOSITS FOR INTANGIBLE ASSETS

The balance of purchase deposits for intangible assets which relates to the acquisition of copyrights and broadcast rights for movies and TV dramas and software was as follows:

	February 28, 2025	August 31, 2024

Purchase deposit for copyright and broadcast right for movies and series	$1,350,644	$745,123
Total purchase deposits for intangible assets	$1,350,644	$745,123

On February 23, 2024, the Company entered into an agreement to acquire the copyright and broadcast right of a movie. As of February 28, 2025 and August 31, 2024, the purchase deposit was $300,000 in total. The Company received the movie in March 2025.

On January 2, 2025, the Company entered into an agreement to acquire the copyright and broadcast right of 20 network TV dramas. As of February 28, 2025, the purchase deposit was $42,158 in total.

On January 7, 2025, the Company entered into an agreement to acquire the copyright and broadcast right of 1,151 network TV dramas. As of February 28, 2025, the purchase deposit was $1,008,486 in total.

NOTE 8 – RELATED PARTY TRANSACTIONS

Loan from related party

In support of the Company’s efforts and cash requirements, it may rely on advances from stockholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. On June 1, 2023, Chiyuan Deng, the Chief Executive Officer, as the Company stockholders, entered into a line of credit agreement with the Company. Chiyuan Deng agreed to provide a line of credit to the Company for a total amount of no more than $1,500,000, including the previous shareholder loan balance of $697,281. The amount under this line of credit is non-interest bearing and due on demand starting from June 1, 2023.

For the six months ended February 28, 2025, Chiyuan Deng has further loaned a total of $784,201 for its working capital needs. As of February 28, 2025, the Company has repaid $666,786. The loan is non-interest bearing and due on demand. The Company has recognized an imputed interest at 5% per annum of the balances as of February 28, 2025 and February 29, 2024. As of February 28, 2025 and August 31, 2024, the Company had loans from Chiyuan Deng with balance of $310,589 and $193,174 respectively.

Share issuance - related party - Anyone Pictures Limited

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of this agreement, the Company issued 2,000,000,000 shares of the Company’s common stock with a value of $0.00015 per share for a gross proceed of $300,000. Subsequent to the share issuance, Anyone Pictures Limited owns 46% of total outstanding shares of common stock of the Company.

Revenue and accounts receivable - related party - Anyone Pictures Limited

During the six months ended February 28, 2025, the Company sold the broadcast rights of five movies to Anyone Pictures Limited for total consideration of $528,000. In addition, the Company recognized a license revenue of $285,000 for granting Anyone Pictures Limited access rights to the NFT MMM platform.

As of February 28, 2025, the Company had $0 receivable from Anyone Pictures Limited.

F-16

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Accounts payable and accrued liabilities - related party - Youall Perform Services Ltd.

Youall Perform Services Ltd is owned by Jianli Deng, the former Chief Financial Officer. In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a two-year website maintenance contract to maintain the website ABQQ.TV which was launched on December 29, 2020. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 was scheduled to be due on the twenty first month of service term. During the year ended August 31, 2023, the Company made payment of $12,812 with the accounts payable – related party balance to Youall Perform Services Ltd of $6,388 as of August 31, 2023. Chiyuan Deng has repaid $6,388 on behalf of the Company during the year ended August 31, 2024. As of February 28, 2025 and August 31, 2024, the related party balance to Youall Perform Services Ltd was $0.

Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On November 28, 2023, the Company sold the software-in-progress of $300,000 to the Developer for $385,000. Zestv Studios Limited collected the payment on behalf of the Company. The payment of $385,000 reduced the loan from related party as of November 30, 2023. The Company recognized the gain on the sales of software of $85,000 as other income as of November 30, 2023.

As of February 28, 2025 and August 31, 2024, the Company had $0 payable to Zestv Studios Limited.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares common stock to the Company received under his initial employment agreement. The Chief Executive Officer opted to forgo his salaries effective from October 2023. On February 14, 2025, the Company approved compensation of $99,000 to the Chief Executive Officer for the three months ended February 28, 2025.

During the six months ended February 28, 2025, the Company incurred total compensation of $99,000 for the Chief Executive Officer. During the six months ended February 29, 2024, the Company incurred total compensation of $15,049 for Chief Executive Officer.

F-17

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY

Common shares

The Company had the following activities for the six months ended February 28, 2025:

Issuance of common shares

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of this agreement, the Company issued 2,000,000,000 shares of the Company’s common stock with a value of $0.00015 per share for a gross proceed of $300,000 (See Note 8).

The Company had the following activities for the six months ended February 29, 2024:

Issuance of restricted common shares

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, to pay off his accrued executive salaries of $45,000.

Conversion of Series C preferred shares to common shares

During the six months ended February 29, 2024, the Company issued total 1,056,681,936 common shares as the result of the conversion of total 174,421 Series C preferred shares.

Reverse Stock split

As previously disclosed in the Company’s Form 10-Q for the quarter ended May 31, 2023, on June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA.

On September 8, 2023, however, the Board of Directors decided to cancel the company's upcoming 10,000 to 1 reverse split. The Board of Directors decided it would not be in the best interest of the stockholders or the Company to execute a reverse split at this time. The Company plans to inform FINRA that it will not be moving forward with the reverse split and will withdraw its application.

Cancellation of Common shares

On February 5, 2024, Board of Directors of the Company resolved to cancel 235,000,000 shares of common stock in the Company.

F-18

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Warrants

In consideration for the Common Stock Purchase Agreement signed with Alumni on June 13, 2024, the Company issued to Alumni Capital a Common Stock Purchase Warrant dated June 13, 2024 to purchase 1,943,304,434 shares of Common Stock, representing (50%) of the commitment amount of $5 million, at an exercise price of $0.00129 per share, subject to adjustments, and ending on the 5 years anniversary of the issuance date. The number of shares under the Common Stock Purchase Warrant is subject to adjustment based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares. The aggregated fair value of the warrants was $970,945. The fair value has been estimated using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0005; risk free rate of 4.24%; expected term of 5 years; exercise price of $0.0013; volatility of 310.94%; and expected future dividends of $0.

Management determined that these warrants meet the requirements for equity classification under ASC 815-40 because they are indexed to its own shares. The warrants were recorded at their fair value on the date of grant as a component of shareholders’ equity. As of February 28, 2025, 1,993,304,434 warrants in connection with two equity financings were outstanding, with weighted average remaining life of 4.25 years.

A summary of the status of the Company’s warrants as of February 28, 2025 and August 31, 2024 is presented below.

	Number of warrants
	Original shares issued	Anti-dilution Adjusted
Warrants as of August 31, 2023	50,000,000	—
Warrants granted during the year	1,943,304,434	—
Warrants as of August 31, 2024	1,993,304,434	—
Warrants granted during the six months	—	—
Exercisable as of February 28, 2025	1,993,304,434	—

Preferred shares

The Company had no activities for the six months ended February 28, 2025

The Company had the following activities for the six months ended February 29, 2024:

During the six months ended February 29, 2024, the Company converted a total 174,421 Series C preferred shares into common shares.

On November 30, 2023, the Board of Directors of the Company resolved to withdraw the Amended Certificate of Designation for the Company’s Series C and Series D Preferred shares.

On December 1, 2023, the Board of Directors of the Company has resolved to withdraw the Certificate of Designation for the Company’s Series B Preferred Stock. The Company’s Series B Preferred Stock was cancelled during the three months ended February 29, 2024.

F-19

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 – INCOME TAXES

The Company and its fully owned subsidiary, AB Cinemas NY, Inc, were incorporated in the United States and are subject to a statutory income tax rate at 21%. The Company’s fully owned subsidiary, App Board Limited, was registered in Hong Kong and is subject to a statutory income tax rate at 16.5%.

As of February 28, 2025 and August 31, 2024, the components of net deferred tax assets, including a valuation allowance, were as follows:

	February 28, 2025	August 31, 2024
Deferred tax asset attributable to:
Net operating loss carry over	$1,928,695	$1,963,323
Less: valuation allowance	(1,928,695)	(1,963,323)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $1,928,695 and $1,963,323 as of February 28, 2025 and August 31, 2024, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 28, 2025 and August 31, 2024.

Reconciliation between the statutory rate and the effective tax rate is as follows for the six months ended February 28, 2025 and February 29, 2024:

	Six months ended
	February 28,	February 29,
	2025	2024
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

During the six months ended February 28, 2025, the Company and its subsidiaries generated net income. However, due to the fact that the Company had net operating loss carried forward, the Company and its subsidiaries did not incur any income tax for the six months ended February 28, 2025.

During the six months ended February 29, 2024, the Company and its subsidiaries generated net losses. As a result, the Company and its subsidiaries did not incur any income tax for the six months ended February 29, 2024.

F-20

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – CONCENTRATION RISK

Concentration

For the six months ended February 28, 2025, 48%, 22% and 20% of the total revenue were generated from three customers, respectively.

For the six months ended February 29, 2024, 35% of the total revenue was generated from one customer.

As of February 28, 2025 and August 31, 2024, 99% and 96% of the Company’s accounts receivable balance was receivable from one customer, respectively.

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In the US, the insurance coverage of each bank is $250,000. As of February 28, 2025 and August 31, 2024, cash balance of $135,873 and $64,430, respectively, were maintained at financial institutions in the US. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating leases

The Company has a lease agreement to rent movie theatre with third-party vendors as of February 28, 2025. (See Note 6)

F-21

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 13 – SEGMENT INFORMATION

The Company reports information about operating segments in accordance with ASC 280-10, Segment Reporting, which requires financial information to be reported based on the way management organizes segments within a company for making operating decisions and evaluating performance. As the result of business strategic changes, the Company has identified two reportable segments: Copyrights and license (“IP’) segment and cinema segment.

The following table presents summary information by segment for the six months ended February 28, 2025 and February 29, 2024, respectively.

	IP Segment		Cinema Segment		Total
	Six months ended		Six months ended		Six months ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Revenue	$1,522,028	$987,636	$162,865	$199,364	$1,684,893	$1,187,000
Costs of copyrights sold	730,050	—	—	—	730,050	—
Theatre operating costs	—	—	92,603	104,081	92,603	104,081
Depreciation and Amortization	255,718	1,074,698	—	—	255,718	1,074,698
Interest expense	3,573	20,090	—	—	3,573	20,090
Segment assets	2,768,568	1,756,397	149,953	33,348	2,918,521	1,789,745
Segment income (loss)	$261,460	$(597,319)	$(96,565)	$146,000	$164,895	$(451,319)

The following table presents summary information by segment for the three months ended February 28, 2025 and February 29, 2024, respectively.

	IP Segment		Cinema Segment		Total
	Three months ended		Three months ended		Three months ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Revenue	$973,828	$273,348	$84,715	$111,905	$1,058,543	$385,253
Costs of copyrights sold	450,166	—	—	—	450,166	—
Theatre operating costs	—	—	47,643	62,726	47,643	62,726
Depreciation and Amortization	100,519	561,781	—	—	100,519	561,781
Interest expense	1,275	6,848	—	—	1,275	6,848
Segment assets	2,768,568	1,756,397	149,953	33,348	2,918,521	1,789,745
Segment income (loss)	$260,306	$(581,175)	$(45,375)	$86,256	$214,931	$(494,919)

F-22

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 14 – SUBSEQUENT EVENTS

On March 1, 2025, Anyone Pictures Limited (“APL”), the major shareholder of the Company, has entered into a shareholder line of credit agreement with the Company. APL agreed to provide a line of credit to the Company for a total amount of no more than $2,000,000. The amount under this line of credit is non-interest bearing and due on demand starting from March 1, 2025.

On March 13, 2025, the Company has incorporated AI+ Hubs Corp, a new wholly owned subsidiary pursuant to the Delaware General Corporation law. The new subsidiary is principally engaged in copyrights sales and providing embedded marketing services.

On March 14, 2025, the Company issued 2,000,000,000 shares of the Company’s restricted common stock, par value $0.001 per share, to Chiyuan Deng, the Chief Executive Officer, as bonus of executives.

The Company have analyzed events and transactions that occurred subsequent to February 28, 2025 through the date these financial statements were issued in accordance with ASC 855-10 and have determined that we do not have any other material subsequent events to disclose or recognize in these financial statements.

F-23

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Other factors, which could have a material adverse effect on our operations and future prospects on a consolidated basis, include but are not limited to:

•  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as going concern;

•  the uncertainty of profitability based upon our history of losses;

•  legislative or regulatory changes;

•  risks related to our operations and uncertainties related to our business plan and business strategy;

•  changes in economic conditions;

•  uncertainty with respect to intellectual property rights, protecting those rights and claims of infringement of other’s intellectual property;

•  competition; and

•  cybersecurity concerns.

These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC, including the risks and uncertainties identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.

Overview

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property, including the acquisition and distribution of movies and TV shows.

In addition to licensing and selling rights to movies and TV shows, we are also engaged in licensing our NFT MMM platform and providing technical service; running our physical movie theater in New York; and providing marketing and consulting services in the media industry.

On April 22, 2020, we announced the first phase development of our video streaming service. The online service will be marketed and distributed internationally under the brand name ABQQ.tv. Our team sources dramas and films to provide video streaming service on ABQQ.tv. Our video streaming website (www.ABQQ.tv) was officially launched on December 29, 2020, and management has been sourcing dramas and films to provide video streaming service on ABQQ.tv. On January 27, 2025, the ABQQ.tv was sold to a third party. Subsequently, the Company transitioned to utilizing a third-party platform for broadcasting its films and TV dramas starting from March 2025.

4

As of February 28, 2025, we have acquired 18 movie copyrights and broadcast rights, a 75-episode TV drama and sitcom, a 20-episode and a 10-episode network TV drama. The purchase and sale of films and TV dramas copyrights continue to be one of the revenue streams for the Company.

On October 21, 2021, the Company entered into a Lease Agreement (the “Lease”) with Martabano Realty Corp. (the “Landlord”), pursuant to which the Company agreed to lease approximately 8,375 square feet of in what is known as the Mt. Kisco Theatre at 144 Main Street, Mount Kisco, New York. The term of the Lease is five years plus a free rent period. The total monthly rent was $14,366 for the first two years, and $20,648 for the third year including real estate related taxes and landlord’s insurance. The Lease contains customary provisions for real property leases of this type, including provisions allowing the Landlord to terminate the Lease upon a default by the Company.

The space was formerly used as a theatre with a total of 5 screens and 466 sets for screening films. The former theatre opened on December 21, 1962 with Hayley Millsin “In Search of the Castaways.” It was a replacement for the town’s other movie theatre that burned down. It was later twinned and further divided into 5 screens. It was operated for years by Lesser Theaters, then bought by Clearview Cinemas. In June, 2013 it was taken over by Bow-Tie Cinemas when they took most Clearview locations. It lasted until March, 2020 when it was closed by the Covid-19 pandemic. It was announced in September 2020 that the closure would be permanent.

On May 5, 2022, we incorporated AB Cinemas NY, Inc. in New York, NY, for the purpose of operating the Mt. Kisco Theatre. The theatre started operations in October 2022. We still intend to follow the strategy of having the physical locations for movies and other media. We expect to generate increased revenue from our movie theater business line in the coming years.

On April 27, 2022, we purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named the NFT MMM from Stareastnet Portal Limited, an unrelated party, which included an APP “NFTMMM” on Google Play, and full right to the website: stareastnet.io.

NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. On August 6, 2022, the Company licensed NFT MMM platform to a third party to allow access of NFTMM platform and platform data on both our app and website for one year starting from August 20, 2022 to August 19, 2023 for a monthly license fee of $60,000. Pursuant to the agreement, we also charged a one time implementation service and consulting fee of $100,000. Subsequent to the license renewal on November 1, 2023, we continued licensing the NFT MM platform to the same third party from November 1, 2023 until October 31, 2025 for a monthly license fee of $57,000. The agreement was terminated on January 31, 2025. The Company retained the ownership and copyright of the NFT MMM platform, including the APP “NFT MMM”, and the website: stareastnet.io.

The information on or accessible through our websites is not part of and is not incorporated by reference into this Quarterly Report on Form 10-Q, and the inclusion of our website addresses in this Quarterly Report on Form 10-Q is only for reference. We were incorporated under the laws of the State of Nevada on July 29, 2013. Our fiscal year end is August 31.

Results of Operations

Revenues

Our total revenue reported for the three and six months ended February 28, 2025 was $1,058,543 and $1,684,893, respectively. Our total revenue reported for the three and six months ended February 29, 2024 was $385,253 and $1,187,000, respectively.

The revenue for the three and six months ended February 28, 2025, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales to the related and third party, fees charged for embedded marketing service, advertising services as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre. On the other hand, for the three and six months ended February 29, 2024, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales to two third parties, consulting services, fees charged for embedded marketing service as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre. The increase in revenue was mainly due to the increase in sales of copyrights and broadcast rights during the three and six months ended February 28, 2025 as compared to the three and six months ended February 29, 2024.

5

Operation of our movie theatre started in October of 2022. For the six months ended February 28, 2025, we generated total revenue of $162,865, including $105,604 from ticket sales, and $46,637 from food and beverage sales and $10,624 from advertisement. For the six months ended February 29, 2024, we generated total revenue of $199,364, including $135,342 from ticket sales, and $64,022 from food and beverage sales. The decrease in revenue was mainly due to less renowned and popular movies on screen compared to the corresponding period in 2024.

For the three months ended February 28, 2025, we generated total revenue of $84,715, including $56,103 from ticket sales, and $22,703 from food and beverage sales and $5,909 from advertisement. For the three months ended February 29, 2024, we generated total revenue of $111,905, including $77,518 from ticket sales, and $34,387 from food and beverage sales. The decrease in revenue was mainly due to less renowned and popular movies on screen compared to the corresponding period in 2024.

We anticipate an increase in revenue in the future by selling movie and TV drama copyrights and broadcast rights, providing embedded marketing services, broadcasting movies and TV dramas through third-party online platforms and generating movie tickets and related revenues from our Mt. Kisco movie theatre in New York.

Operating Costs and Expenses

Operating costs and expenses was $1,523,911 for the six months ended February 28, 2025, as compared to $1,703,229 for the six months ended February 29, 2024. Our operating costs and expenses for the six months ended February 28, 2025 consisted of theatre operating costs of $92,603, amortization expenses of $254,766, costs of copyrights sold of $730,050, general and administrative expenses of $347,492 and related party salary and wages of $99,000. In contrast, our operating costs and expenses for the six months ended February 29, 2024 consisted of theatre operating costs of $104,081, amortization expenses of $1,072,483, general and administrative expenses of $511,616 and related party salary and wages of $15,049.

Operating expenses decreased to $844,820 for the three months ended February 28, 2025 from $873,324 for the three months ended February 29, 2024. Our operating expenses for three months ended February 28, 2025 consisted of theatre operating costs of $47,643, amortization expenses of $100,044, costs of copyrights sold of $450,166, general and administrative expenses of $147,967 and related party salary and wages of $99,000. In contrast, our operating expenses for the three months ended February 29, 2024 consisted of theatre operating costs of $62,726, amortization expenses of $560,674 and general and administrative expenses of $249,924.

We experienced a decrease in theatre operating costs for the six months ended February 28, 2025 as compared to the six months ended February 29, 2024. The decrease was mainly due to the decrease in admission revenues and the decrease in movie exhibition costs as a percentage of admission revenue.

We experienced a decrease in theatre operating costs for the three months ended February 28, 2025 as compared to the six months ended February 29, 2024. The decrease was mainly due to the decrease in admission revenues and the decrease in movie exhibition costs as a percentage of admission revenue.

We experienced a decrease in amortization expenses for the six months ended February 28, 2025 as compared to the corresponding period in 2024, mainly due to more fully amortized intangible assets for the six months ended February 28, 2025.

We experienced a decrease in amortization expenses for the three months ended February 28, 2025 as compared to the corresponding period in 2024, mainly due to more fully amortized intangible assets for the three months ended February 28, 2025.

The costs of copyrights sold represented the remaining costs of the 2 globally exclusive offline copyrights, with the exception of mainland China and 5 Mainland China exclusive broadcast rights when they were sold.

We experienced a decrease in general and administrative expenses for the six months ended February 28, 2025 as compared to the corresponding period in 2024, mainly as a result of decreased non-related party salaries, lease expenses, and cleaning expenses for the six months ended February 28, 2025 in contrast to the corresponding period in 2024.

6

We experienced a decrease in general and administrative expenses for the three months ended February 28, 2025 as compared to the corresponding period in 2024, mainly as a result of decreased non-related party salaries, lease expenses, and cleaning expenses for the three months ended February 28, 2025 in contrast to the corresponding period in 2024.

We experienced an increase in related party salary and wages for the six months ended February 28, 2025 as compared to corresponding period in 2024, mainly due to the one-off compensation of $99,000 to the Chief Executive Officer. During the six months ended February 29, 2024, the Company incurred total compensation of $15,049 for the Chief Executive Officer.

We experienced an increase in related party salary and wages for the three months ended February 28, 2025 as compared to corresponding period in 2024, mainly due to the one-off compensation of $99,000 to the Chief Executive Officer. During the three months ended February 29, 2024, the Company incurred total compensation of $nil for the Chief Executive Officer. This is mainly due to the opt out of salary by the Chief Executive Officer since October 2023.

We anticipate our operating expenses will increase as we undertake our plan of operations, including the streamline of costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC. These costs may increase our operational costs in fiscal 2025 at various levels of operation.

Other Income

We had other income of $3,913 for the six months ended February 28, 2025, as compared with other income of $64,910 for the corresponding period in 2024. Our other income for the six months ended February 28, 2025 was the net amount of the other income, and the interest expense – related party. Our other income for the corresponding period in 2024 was the net amount of the other income generated from the sales of software in progress, bank interest income, and the interest expense – related party.

We had other income of $1,208 for the three months ended February 28, 2025, as compared with other loss of $6,848 for the corresponding period in 2024. Our other income for the three months ended February 28, 2025 was the net amount of the other income, and the interest expense – related party. Our other loss for the corresponding period in 2024 was the net amount of the bank interest income, and the interest expense – related party.

Net Loss/ Net Income

We incurred a net income in the amount of $164,895 for the six months ended February 28, 2025, as compared with a net loss of $451,319 for corresponding period in 2024.

We incurred a net income in the amount of $214,931 for the three months ended February 28, 2025, as compared with a net loss of $494,919 for corresponding period in 2024.

Liquidity and Capital Resources

As of February 28, 2025, we had $149,993 in current assets consisting of cash, prepaid expenses and accounts receivable. Our total current liabilities as of February 28, 2025 were $754,926. As a result, we have a working capital deficit of $604,933 as of February 28, 2025 as compared with working capital of $160,617 as of August 31, 2024.

Operating activities used $345,972 in cash for the six months ended February 28, 2025, as compared with $39,697 used in cash for the six months ended February 29, 2024.

Our negative operating cash flow for the six months ended February 28, 2025 was mainly the result of the cash used in the purchase of movie and TV series broadcast right and copyright and purchase deposit and the decrease in deferred revenue, offset by net income combined with the amortization of intangible assets, sales of copyrights, decrease in accounts receivable and the increase in accounts payable and accrued liabilities.

7

Our negative operating cash flow for the six months ended February 29, 2024 was mainly the result of net loss combined with cash used in the purchase of movie and TV series broadcast right and copyright, offset by the amortization of intangible assets, and the increase in deferred revenue and accounts payable and accrued liabilities.

Investing activities was $Nil for the six months ended February 28, 2025 and February 29, 2024.

Financing activities provided $417,415 for the six months ended February 28, 2025, as compared with $43,734 used in financing activities for the six months ended February 29, 2024. Our positive financing cash flow for the six months ended February 28, 2025 was due to the proceeds from share issuance and the net proceeds from related party loans. Our negative financing cash flow for the six months ended February 29, 2024 was due to the net settlement of loans due to related party.

Going Concern

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of February 28, 2025, the Company had an accumulated deficit of approximately $11.7 million and a working capital deficit of approximately $0.6 million. For the six months ended February 28, 2025, the Company had the net cash used in operating activities was $345,972. These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain the continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide the additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected ticket sales from Mt. Kisco movie theatre, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Off Balance Sheet Arrangements

As of February 28, 2025, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are disclosed below:

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

8

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from six sources: (1) selling copyrights of movies or TV shows; (2) licensing NFT MMM platform and providing technical service; (3) movie theater admissions and food and beverage sales; (4) embedded marketing service; (5) consulting services; (6) advertising services in movie theatre.

Revenue from selling copyrights of movies or TV shows:

The Company recognizes revenue when master copy of movie or TV show is delivered, the IP is authorized and transferred to customers. The Company’s contracts with customer are primarily on a fixed-price basis and do not contain cancelable and refund-type provisions.

Revenue from licensing NFT MMM platform:

The Company derives revenue from NFTMM platform license fees, which includes accessing the NFTMM platform and platform data on both app and website. The Company's contract has a two-year term, and is non-cancelable and non-refundable. In accordance with ASC 606, a 'right to access' license is recognized over the license period.

Revenue from movie theater admissions and food and beverage sales:

The Company recognizes admissions and food and beverage revenues based on a gross transaction price which are recorded at a point in time when a film is exhibited to a customer and when a customer takes possession of food and beverage offerings. The Company defers 100% of the revenue associated with the sales of gift cards and exchange tickets until such time as the items are redeemed or estimated income from non-redemption is recorded.

Revenue from embedded marketing service:

The Company derives revenue from providing the services of embedded marketing through adding advertisement into movies and TV series. The Company recognizes revenue when the advertisement is added to the movies and TV series.

Revenue from consulting services:

The Company derives revenue from providing consulting services in connection with the sales of the software-in-progress and the restructuring of a Company and bring it to IPO. The consulting service fees are recognized when the services are delivered.

Revenue from advertisement:

The Company derives revenue from playing the advertisements on the theater screen. The Company recognizes revenue when the advertisements are shown on the theater screen.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contact assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

9

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company and are not required to provide the information under this item pursuant to Regulation S-K.

Item 4.  Controls and Procedures

Disclosure Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of February 28, 2025. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of February 28, 2025, our disclosure controls and procedures were not effective due to the presence of material weaknesses in internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that, as of February 28, 2025, our disclosure controls and procedures were not effective: (i) inadequate segregation of duties and effective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

Remediation Plan to Address the Material Weaknesses in Internal Control over Financial Reporting

Our company plans to take steps to enhance and improve the design of our internal controls over financial reporting. During the period covered by this quarterly report on Form 10-Q, we have not been able to remediate the material weaknesses identified above. To remediate such weaknesses, we plan to implement the following changes during our fiscal year ending August 31, 2025: (i) appoint additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. The remediation efforts set out are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner.

 Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the three months ended February 28, 2025, that have materially affected, or are reasonable likely to materially affect, our internal control over financial reporting.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

10

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any material pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

Our business faces many risks, a number of which are described in the section captioned “Risk Factors” in our Annual Report for the year ended August 31, 2024, filed with the SEC on November 26, 2024. The risks described may not be the only risks we face. Other risks of which we are not yet aware, or that we currently believe are not material, may also materially and adversely impact our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report occur, our business, financial condition or results of operations could be adversely impacted and the value of an investment in our securities could decline. Investors and prospective investors should consider the risks described in our Annual Report, and the information contained in the section captioned “Forward-Looking Statements” and elsewhere in this Quarterly Report before deciding whether to invest in our securities.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of this agreement, the Company issued 2,000,000,000 shares of the Company’s common stock with a value of $0.00015 per share for a gross proceed of $300,000.

These securities were issued pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 3. Defaults upon Senior Securities

None

Item 4. Mine Safety Disclosures

N/A

Item 5. Other Information

None

Item 6. Exhibits
Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101**	The following materials from the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2025 formatted in Extensible Business Reporting Language (XBRL).

11

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on the dates below on its behalf by the undersigned thereunto duly authorized.

AB INTERNATIONAL GROUP CORP.

By:	/s/ Chiyuan Deng
Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director
April 14, 2025

12

CERTIFICATIONS

I, Chiyuan Deng, certify that;

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended February 28, 2025 of AB International Group Corp. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 14, 2025

/s/ Chiyuan Deng

By: Chiyuan Deng

Title: Chief Executive Officer, Principal Executive Officer

CERTIFICATIONS

I, Chiyuan Deng, certify that;

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended February 28, 2025 of AB International Group Corp. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 14, 2025

/s/ Chiyuan Deng

By: Chiyuan Deng

Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AB Intetnational Group Corp. (the “Company”) on Form 10-Q for the quarter ended February 28, 2025 filed with the Securities and Exchange Commission (the “Report”), I, Chiyuan Deng, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Chiyuan Deng
Name:	Chiyuan Deng
Title:	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer
Date:	April 14, 2025

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On May 5, 2025 (the “Effective Date”), AB International Group Corp. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with AI+ Hubs Corp, a Delaware corporation (“AI+ Hubs”) and newly formed wholly owned subsidiary. Pursuant to the terms of the Contribution Agreement, the Company contributed to AI+ Hubs the assets and liabilities associated with the following:

1)       Intellectual property (IP) of ufilm AI Generated Creation, Productions Synthesis and Release System of Movie, TV series and Short series;

2)       copyrights of short series; and

3)       100% interest of the subsidiary, AB Cinemas NY, Inc.

AI+ Hubs accepted the assets and assumed the liabilities, as of the Effective Date. In exchange for the contribution, AI+ Hubs issued to the Company 6,680,500 shares common stock of AI+ Hubs. After the above contribution, AI+ Hubs shall engage in fundraising efforts to obtain approximately $1m in financing from outside sources.

The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the complete text of the Contribution Agreement, which is filed as Exhibit 10.1, to this Current Report and incorporated herein by reference.

License Agreement

Also on May 5, 2025, the Company entered into a License Agreement with Airhub Releasing, Inc., a Delaware corporation, to acquire a license to intellectual property (IP) of ufilm -- AI Generated Creation, Productions Synthesis and Release System of Movie, TV series and Short series. This license has been transferred to AI+ Hubs in connection with the above Contribution Agreement.

In consideration of the license, the Company or AI+ Hubs shall pay to the Airhub Releasing a non-refundable license fee of US$2,000,000 at the expiry of one month from the date of the agreement, which shall be settled in the following manner: (1) US$500,000 shall be payable in cash to Airhub Releasing and/or its nominee after the agreement becoming effective and within ten business days, (2) US$1,500,000 shall be payable in cash to Airhub Releasing and/or its nominee within ten business days after the SaaS software as a website using the IP having passed the test to be conducted by AI+ Hubs testing regarding the SaaS software approval and acceptance requirements.

The foregoing description of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which is filed as Exhibit 10.2, to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Contribution Agreement, dated May 5, 2025
10.2	License Agreement, dated May 5, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: May 9, 2025

3

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of the 5th day of May 2025 (the “Effective Date”), by and between AB International Group Corp. a Nevada corporation (“Parent”) and AI+ Hubs Corp, a Delaware corporation (“Subsidiary”).

R E C I T A L S:

A.                     Parent has caused the formation of Subsidiary.

B.                                  Parent desires to contribute and assign certain of its assets and liabilities strictly associated with the following: intellectual property (IP) of ufilm AI Generated Creation, Productions Synthesis and Release System of Movie, TV series and Short series, with an asset value of $2,000,000; copyrights of short series with an asset value of $4,430,500; and 100% interest of subsidiary AB Cinemas NY, Inc. with an asset value of $250,000, and no other assets and liabilities, to Subsidiary in return for common stock, par value $0.001 per share, of Subsidiary (the “Common Stock”).

C.                      Subsidiary agrees to accept such asset contribution and assume such liabilities of Parent pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

1.                        Contribution; Issuance of Common Stock and Financing.

(a)                          As of the Effective Date, Parent does hereby assign, transfer and deliver to Subsidiary all of Parent’s right, title and interest in and to all assets, both tangible and intangible, owned by Parent prior the date hereof, and all rights, privileges, duties and obligations of Parent strictly associated with the following: IP of ufilm AI with an asset value of $2,000,000; copyrights of short series with an asset value of $4,430,500; and 100% interest of subsidiary AB Cinemas NY, Inc. with an asset value of $250,000, to Subsidiary in return for common stock, par value $0.001 per share, of Subsidiary, but no other assets and liabilities of Parent (the “Assigned Assets and Assumed Liabilities”). The Assigned Assets and Assumed Liabilities are set forth in Exhibit A.

(b)                          In consideration of the Assigned Assets and Assumed Liabilities, Subsidiary shall issue to Parent 6,680,500 shares of fully paid and non-assessable Common Stock of Subsidiary.

(c)                        After the above contribution, the Subsidiary shall engage in fundraising efforts to obtain approximately $1m in financing from outside sources.

2.                         Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents and do all such further action things as may be required by law, or as may be required to carry out the intent and purpose of this Agreement.

3.                         Third Party Consents. If and to the extent the assignment of any contract of Parent requires third party consent, Parent agrees to use its best efforts to pursue and obtain such consent as soon as practicable following the Effective Date.

4.                        Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, successors and assigns.

5.                        Venue; Governing Law. Each of the parties hereto consents to the jurisdiction of any court in Las Vegas, Nevada for any action arising out of matters relating to this Agreement. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Nevada without regard to the conflicts of law principles thereof.

6.                         Notices. All notices required or permitted hereunder shall be sent in accordance with the provisions and to the addresses maintained in the records of each party.

7.                           Waiver. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.                            Entire Agreement. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof.

9.                           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable law.

10.                 Certain Tax Matters. Parent shall not, and it shall cause each of its affiliates not to, take any action that would cause (nor omit to take any action, the omission of which would cause) the transactions contemplated by this Agreement not to constitute a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended.

11.                            Amendment. This Agreement may be changed only by an agreement in writing signed by the parties hereto.

11.                         Counterparts. This Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

12.                          Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflict of laws. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof. Section headings throughout this Agreement are solely for the convenience of the parties and are intended to have no legal meaning. All waivers shall be in writing and signed by the party to be charged therewith.

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in the introductory paragraph hereof.

AB International Group Corp. a Nevada corporation

By:/s/ Chiyuan Deng

Name: Chiyuan Deng

Title: Chief Executive Officer

AI+ Hubs Corp, a Delaware corporation

By:/s/ Chiyuan Deng

Name: Chiyuan Deng

Title: Chief Executive Officer

3

Exhibit A

Assigned Assets:

Ufilm AI’s IP with an asset value of $2,000,000; copyrights of movies and sitcom series with an asset value of $4,430,500; and 100% interest of subsidiary AB Cinemas NY, Inc. with an asset value of

$250,000.

4

INTELLECTUAL PROPERTY (IP) LICENSE AGREEMENT

THIS AGREEMENT is made the 5th day of May 2025

BETWEEN

AIHUB RELEASING, INC., a company incorporated in Delaware, U.S. and whose registered office is situated at 131 Continental Drive, Suite 301 Newark, DE 19713-4323 (hereinafter called the "Licensor") of the one part

AND

AB INTERNATIONAL GROUP CORP., a company incorporated in Nevada and whose correspondence address is situated at 144 Main St., Mt. Kisco NY 10549 (hereinafter called the "Licensee") of the other part

WHEREAS:-

(1)               The Licensor is the proprietor as holder of the intellectual property (IP) of ufilm -- AI Generated Creation, Productions Synthesis and Release System of Movie, TV series and Short series (ufilm.ai hereinafter referred to as "the IP").

(2)               The Licensee is desirous of obtaining the exclusive right to use the IP.

(3)               The Licensor has agreed to irrevocably grant an exclusive licence to the Licensee (for itself and on behalf of the Group) in respect of the use of the IP, including the right to sub-license the IP to the Licensee.

IT IS HEREBY AGREED as follows:- Grant of Rights

1.       Licence and sub-licence of the IP, the Licensor hereby grants to the Licensee in respect of the use of the IP, including the right to further sub-license the IP to any third parties. Save with the prior consent or otherwise provided in this Agreement, the Licensor not to, use, transfer, mortgage, or create any encumbrance and third party rights over, the IP and/or any of its interest during the term of this Agreement.

If any of the above licence and/or sub-licence so granted becomes partly or fully invalid at any time during the term of this Agreement for whatever reason, the Licensor shall immediately grant an exclusive licence to the Licensee (for itself and on behalf of the Group) directly in respect of the use of the IP, including the right to further sub-license the IP to any third parties, during the term of this Agreement at nil consideration.

2.                        Improvements of the IP, (1) if there is any future improvements to the IP by any member of the Licensee during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensee. The Licensee shall assign such future improvements to the Licensor or its designated person at nil consideration, and the Licensor or its designated person shall grant to the Licensee an exclusive licence for the use of such future improvements on and subject to the same terms and conditions of this Agreement at nil consideration;

(2)   if there is any future improvements to the IP by the Licensor during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensor. The Licensor shall inform the Licensee of such future improvements and shall grant to the Licensee an exclusive licence for the use of such future improvements on and subject to the same terms and conditions of this Agreement at nilconsideration; and

(3)  if there is any future improvements to the IP jointly by any member of the Licensee on one part and the Licensor on the other part during the term of this Agreement, all intellectual property rights of such future improvements shall be owned by the Licensee as to 50% and the Licensor as to 50%. The Licensee shall assign its 50% interest in such future improvements to the Licensor or its designated person at nil consideration, and the Licensor or its designated person shall grant to the Licensee an exclusive licence for the use of such the future improvements on and subject to the same terms and conditions of this Agreement at nil consideration.

Term

3.                     Subject to the provisions for termination hereinafter provided, this Agreement and the licence granted pursuant thereto shall be for a term of five (5) years commencing on the date of this Agreement.Provided that the Licensee has duly complied with the provisions of this Agreement within the initial five year term, the Licensee shall have the right to renew this Agreement for a further term of five (5) years at a nominal licence fee of US$1.00.

Consideration

4.                    In consideration of the licence granted herein, the Licensee shall pay to the Licensor a non-refundable licence fee of US$2,000,000 at the expiry of one month from the date of this Agreement, which shall be settled by the Licensee in the following manner:

(1)     US$500,000 shall be payable in cash to the Licensor and/or its nominee after this Agreement becoming effective and within ten business days.

(2)    US$1,500,000 shall be payable in cash to the Licensor and/or its nominee within ten business days after the SaaS software as a website using the IP having passed the test to be conducted by Licensee testing regarding the SaaS software approval and acceptance requirements.

2

Intellectual Property Rights

5.                  The Licensee acknowledges that the Licensor is the owner of the IP and all the goodwill attaching to the Services and the Goods and the Licensee agrees and shall procure its sub-licensees to agree that all intellectual property rights in the IP shall remain vested in the Licensor both during the term of this Agreement and thereafter and the Licensee further agrees and shall procure its sub-licensees to agree never to challenge the validity or ownership of the IP and the said IP Applications and Registrations or that the use thereof by the Licensee or its sub-licensees is on behalf of the Licensor as a licensee or sub-licensee under its control.

6.                  The Licensee undertakes that it shall not unless in pursuance of this Agreement carry on any trade or business by reference to the IP and/or manufacture, supply, sell or offer for sale or otherwise howsoever deal in or cause to be manufactured, supplied, sold or offered for sale or otherwise howsoever dealt in any goods by reference to the IP and/or any other IP which so nearly resembles the IP as to be likely to deceive or cause confusion and shall not do or cause or permit to be done anything which would otherwise constitute an infringement and/or passing-off of the rights of the Licensor in the IP or would adversely affect any of the Licensor's interest in the IP or in any way assist others so to do and shall not through its directors, officers, servants or agents or in conjunction with any other person do anything which may have an adverse affect on the interest of the Licensor.

7.                  All rights in any inventions, improvements, designs, products, IP, copyright and any other subject matter (hereinafter referred to as "proprietary rights") relating to the IP, the Services and the Goods or the Licensor's other products or business which the Licensee or its sub-licensees may make or conceive howsoever in connection with exercise of its rights granted under this Agreement either as a company, or by the Licensee 's or its sub-licensees' employees, servants, agents, sub-licensees or jointly with other companies or firms, shall be the exclusive property of the Licensor and the Licensee hereby agrees to assign and shall procure its sub-licensees to assign to the Licensor all of the rights in and to all such proprietary rights. At the request and expense of the Licensor and without further compensation, the Licensee shall and procure its sub-licensees to do all acts and execute or cause to be executed all documents required by the Licensor for carrying out the above intention regarding such proprietary rights. All of the foregoing shall be without charge to the Licensor, except that all necessary and proper expenses in connection therewith shall be borne by the Licensor.

8.                  the Licensee acknowledges that in pursuance of its obligations under this Agreement, it will be provided with information, materials and documents relating to the IP, the Services, the Goods and other information in relation to the business and products of the Licensor. The Licensee recognises that such information are proprietary to the Licensor and confidential in nature. The

3

Licensee undertakes that it shall not, whether during the term of this Agreement or any time after termination or expiry, disclose or otherwise make available such confidential information to other parties without the prior written permission of the Licensor. Upon termination or expiry of this Agreement, the Licensee shall return to the Licensor all such information in its possession, if any, and undertakes not to retain any copies of the same.

9.                  The Licensee further undertakes and shall procure its sub-licensees to undertake that it shall not use or cause to be used any materials or information howsoever obtained under this Agreement to the detriment or adverse interest of the Licensor or which may injure or cause loss directly or indirectly to the Licensor or its business or may likely so to do.

10.              The Licensee agrees and shall procure its sub-licensees to agree to indemnify and save harmless the Licensor from and against any claim arising out of the Services and/or the Goods, except in so far as any such claim may be found to arise from any failure on the part of the Licensor.

11.              In the event that the Licensor desires to the secure registration or further registration of the IP anywhere in the world other than the PRC, the Licensee undertakes to and shall procure its sub-licensees to render all reasonable assistance towards the obtaining of such registration/registrations and do all acts and execute or cause to be executed all documents as may be necessary to obtain assign and transfer all the benefit of such registration to the Licensor.

12.              The Licensee shall not in its own name, and shall procure its sub-licensees not to in their own names, apply for registration of any of the IP or IP similar thereto in respect of any goods or services whatsoever and that all rights and benefits arising from the use of any of the IP under this Agreement shall ensure to the sole benefit of the Licensor and its successors, assigns or nominees.

13.              The Licensor shall be responsible for all the costs and expenses relating to the renewal and continued maintenance of the IP (which may be amended from time to time) and shall do all such acts and things as may be necessary to maintain the IP during the term of this Agreement.

14.              If required by the Licensor, the Licensee agrees and shall procure its sub-licensees to make the necessary application to the Registrar of the IP or other similar authority to the intent that itself and/or its sub-licensees shall be registered as users of the IP and shall do all acts to maintain and safeguard the validity and ownership of the IP.

15.              In the event that the Licensee learns of any infringement of the IP or any other rights of the Licensor, it shall immediately notify the Licensor giving such details as are available and shall, and/or procure its sub-licensees to, render all necessary assistance to the Licensor in respect of any steps which the Licensor may take or proceedings which the Licensor may institute in respect of such infringement. All costs of such action or proceedings shall be borne by the Licensor and the Licensor shall have the absolute discretion whether or not to take action and the handling/settlement of such actions.

4

Termination and Post termination Issues

16.              The Licensor shall have the right at any time by giving notice in writing to the Licensee to terminate this Agreement forthwith in any of the following events:-

(1) if the Licensee commits a breach of any of the terms or conditions of this Agreement and such default is not cured within thirty (30) days after the Licensor shall have given the Licensee written notice specifying such default, and

(2) if the Licensee becomes insolvent or enters into liquidation either compulsorily or voluntarily (otherwise than for the purposes of amalgamation or reconstruction) or compound with its creditors or has a receiver appointed of all or any part of its assets or in any other way take or suffer similar action in consequence of debt or insolvency.

Any delay or omission on the part of the Licensor in giving notice of any act of default or termination of this Agreement shall not be deemed to be a waiver thereof.

17.              Upon termination of this Agreement, the Licensee shall:-

(a) immediately cease to have any right to use the IP or to represent itself as being connected with the Licensor; and the Licensee undertakes promptly to, and shall procure its sub-licensees to forthwith cease all use of the IP in relation to the Services and the Goods;

(b) where appropriate and upon request by the Licensor, sign or procure its sub-licensees to sign all documents and do all acts necessary to cancel or otherwise vacate recordals of the Licensee or its sub-licensees as users of the IP;

(c) assign or procure its sub-licensees to assign to the Licensor or to any other party as the Licensor shall direct all registration or recordal standing in its name or the name of its sub-licensees in relation to the Services and/or the Goods, if any; and

(d) immediately stop manufacturing, accepting orders, selling and/or otherwise dealing in or with the Goods unless otherwise directed by the Licensor. The Licensor shall have the option to take up all unfulfilled orders and purchase all remaining inventory and work-in-progress of the Goods at cost provided such list/information be provided to the Licensor in writing within 14 days after termination. If the Licensor does not exercise its option within 10 days upon receipt of such information, all unfulfilled orders have to be cancelled and remaining inventory and work-in-progress of the Goods be destroyed or processed to the effect that the IP be completed removed from the goods. The Licensor has the right to inspect such goods before they are disposed of by the Licensee and/or its sub-licensees.

5

Miscellaneous

18.              The rights granted to the Licensee hereunder shall be exclusive to the Licensee which shall not without the prior written consent of the Licensor be transferred or assigned, whether in part or full, to any other person, firm or corporation. The provisions hereof shall be deemed to include assignment by operation of law and to restrict hypothecation, pledge, granting of a the security interest of in any manner taking steps of permitting the integrity of this Agreement between the parties to be affected in any manner or form.

19.              Nothing in this Agreement shall constitute or be deemed to constitute a partnership or any agency relationship between the parties hereto for any purpose whatsoever.

20.              This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and incorporates all prior written or oral understandings and agreements. This Agreement may be amended only upon the mutual agreement of both parties in writing.

21.              No waiver by the Licensor of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by the Licensor in writing nor shall any waiver by the Licensor in respect of any breach be deemed to constitute a waiver of or consent to any subsequent breach by the Licensee of its obligations.

22.              In the event that any provision of this Agreement should be or become void or illegal, the validity of the other contents of the agreement shall not be affected hereby. The parties agree that in such an event, they shall replace the void provision by such a valid provision which achieves the purpose aimed at by the void provision completely or as far as possible.

23.              This Agreement shall be governed in all respects by the laws of New York state of the United States.

24.       This Agreement shall ensure to the benefit of the successors, assigns, licensees and nominees of the Licensor.

6

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by Baoyu Chen, president
for and on behalf of
AIHUB RELEASING, INC.	/s/ Baoyu Chen
in the presence of::-

SIGNED by Chiyuan Deng, CEO
for and on behalf of	/s/ Chiyuan Deng
AB INTL GROUP CORP.
in the presence of :-

7

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, Chiyuan Deng resigned as our Chief Executive Officer, Chief Financial Officer and member of our board of directors, but he retained the office of President. There was no known disagreement with Mr. Deng on any matter relating to our operations, policies or practices.

Also on May 15, 2025, our board of directors appointed Linqing Ye as our Chief Executive Officer, Chief Financial Officer and a member of our board of directors.

Linqing Ye

Linqing Ye, age 45, currently works as the vice president of Equivalent Film Limited since 2021. Mr. Ye worked as director and COO of the Company from August 2017 to August 2020. Previously, he worked in the management of a filming studio and production group. Mr. Ye has over 20 years of experience working in movie production, and from 2008 to 2010 he worked as a video photographer with a team that served as a partner for Google.

Aside from serving as a director with our Company from 2017 to 2020, Mr. Ye does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Ye and any of our directors or executive officers.

Mr. Ye does not have any material transactions with our company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Linqing Ye

Linqing Ye

Chief Executive Officer and Chief Financial Officer

Date: May 15, 2025

3

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2025, the Company entered a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Anyone Pictures Limited (“APL”), whereby APL agreed to purchase 1,750,000,000 shares of common stock in the Company at $0.0002 per share for a total of $350,000.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 15, 2025

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Linqing Ye

Linqing Ye

Chief Executive Officer and Chief Financial Officer

Date: May 27, 2025

3

STOCK PURCHASE AGREEMENT

AB INTERNATIONAL GROUP CORP.

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into by and among AB International Group Corp., a Nevada corporation (the “Company”) whose address is 144 Main Street Mount Kisco, NY 10549 USA and ANYONE PICTURES LIMITED (“Purchaser”), a Hong Kong Company whose address is Suite 604 Po Lung Centre, 11 Wang Chiu Road, Kowloon Bay, Hong Kong.

WHEREAS:

The Purchaser desires to purchase shares (“Shares”) of securities of the Company in accordance with the terms and conditions set forth herein.

The Company desires to issue and sell Shares to the Purchaser in accordance with the terms and conditions set forth herein.

THEREFORE, IT IS AGREED AS FOLLOWS

1.  Shares

Each share shall consist of one share of the common stock of the Company

2.  Purchase Price

The purchase price per share (“Purchase Price”), payable in US Dollars, shall be USD0.0002 per share.

3.  Form of Payment

The Purchaser shall pay the Purchase Price per Share multiplied by that number of Shares Purchased by wire transfer of immediately available funds to the Company

WIRE INSTRUCTIONS:

ACCOUNT NAME	XXXXXXXXXXXXX.
BANK NAME	CATHAY BANK
BANK ADDRESS	4128 TEMPLE CITY BLVD. ROSEMEAD, CA 91770
BANK OFFICER
BANK TELEPHONE	(212)XXX-XXXX
BANK FAX
SWIFT CODE	XXXXXXXX
IBAN / ABA ROUTING
INTERNATIONAL ACH / RTN NUMBER
ACCOUNT NUMBER	XXXXXXXX
SPECIAL WIRE INSTRUCTIONS OR

4.  Issuance of Shares

Five (5) business days subsequent to receipt of payment of the Purchase Price the Company shall issue to the Purchaser that number of Shares purchased

5.  Purchaser’s Representations and Warranties

(a)      As of the date hereof, the Purchaser is purchasing the Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “Act”).

(b)     The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act

(c)      The Purchaser and its advisors, if any, have been, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser or its advisors. Notwithstanding the foregoing, the Company has not disclosed to the Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to such disclosure to the Purchaser.

(d)     Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(e)      The execution, delivery and performance of this Agreement by Purchaser does not and shall not constitute Purchaser’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Purchaser is a party, or by which Purchaser is or may be bound.

6.  Company’s representations and warranties

(a)  Company is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(b)  The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a party, or by which Company is or may be bound.

7.  Restricted Securities Acknowledgement

Purchaser acknowledges that any securities issued pursuant to this Agreement that shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Act, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

2

8.  Entire Agreement

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

9.  Governing Law, Venue, Waiver of Jury Trial

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 15th day of May 2025.

The Company:

AB INTERNATIONAL GROUP CORP.

/s/ Chiyuan Deng

By: Chiyuan Deng, CEO

Date: May 15, 2025

Purchaser:

ANYONE PICTURES LIMITED

For and on behalf of

ANYONE PICTURES LIMITED

/s/ Heidi Liu

Authorized Signature(s)

By: Heidi Liu, Financial Manager

Date: May 15, 2025

Number of Shares Purchased: 1,750,000,000

Total Purchase Price: USD$350,000.

3

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, Linqing Ye resigned as our Chief Executive Officer and Chief Financial Officer, but remained as a member of our board of directors.

Also on June 4, 2025, our board of directors appointed Chiyuan Deng as our Chief Executive Officer, Chief Financial Officer and a member of our board of directors.

The employment history and material transactions involving Mr. Deng are set forth in the Annual Report on Form 10-K, and incorporated herein by reference.

There are no family relationships between Mr. Deng and any of our directors or executive officers.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: June 4, 2025

3